Exhibit 3.6

FILED 07/11/2007 11:37 AM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 98810 Phone No. (808) 586-2727 FORM LLC-1 1/2007 ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY [ILLEGIBLE] PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, for the purpose of forming a limited liability company under the laws of the Slate of Hawaii, do hereby make and execute these Articles of Organization; I The name of the company shall be: WFM Hawaii. LLC [ILLEGIBLE] II The mailing address of the initial principal office is: 550 Bowie Street, Austin, TX 78703 III The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affaire in this State, whose business office is identical with the registered office. a.The name of the company’s initial agent for service of process is: The Corporation Company, Inc.Hawaii (Name of Registered Agent)(State or Country) b.The street address of the initial registered office in this State is: 900 Fort Street Mall, Suite 1800, Honotulu 96813 IV The name and address of each organizer is Pamela M. Etie 700 Lavaca, Suite 1300. Austin. TX 78701 [ILLEGIBLE]

FORM LLC-1 1/2007 V The period of duration is (check one): At will •For a specified term to expire on: (MonthDayYear) VI The company is (check one): a.•Manager-managed, and the names and addresses of the initial managers are listed in paragraph “c”. and the number of initial members are: . b.Member-managed, and the names and addresses of the Initial members are listed in paragraph “c”. aList the names and addressee of the initial managers if the company is Manager-managed, or List the names and addresses of the initial members if the company is Member-managed. Mrs. Gooch’s Natural Food Markets, Inc. 15315 Magnolia Blvd., Suite 320 Sherman Oaks, CA. 91403 VII The members of the company (check one): Shall not be liable for the debts, obligations and liabilities of the company. •Shall be liable for all debts, obligations and liabilities of the company. •Shall be liable for specified debts, obligations and liabilities of the company as stated below, and have consented in writing to the adoption of this provision or to be bound by this provision   We certify, under the penalties eat forth in the Hawaii Uniform Limited liability Company Act, that we have read the above Statements and that the same are true and correct. Signed this 10th day of July , 2007 Pamela M. Etie [ILLEGIBLE][ILLEGIBLE] [ILLEGIBLE] [ILLEGIBLE][ILLEGIBLE] SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company. [ILLEGIBLE]

WWW.BUSINESSREGISTRATIONS.COMFORM LLC-INFO 12/2006 STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 INFORMATION FOR DOMESTIC LIMITED LIABILITY COMPANY Chapter 428, Hawaii Revised Statutes Designated Office and Agent for Service of Process Section 428-107 provides that a domestic limited liability company shall designate and continuously maintain in this State: (1) an office, which need not be a place of its business in this State; and (2) an agent and street address of the agent for service of process on the company. An agent shall be an individual resident of this State, a domestic entity, or a foreign entity authorized to transact business or conduct affairs in this State, whose business office is identical with the registered office. Section 428-108 provides that a domestic limited liability company may change its registered office or registered agent by delivering to the director for filing, a statement of change setting forth the information required by this section. Section 428-109 provides that an agent may resign as the registered agent by delivering a statement of resignation to the director for filing. The statement may include a statement that the registered office is also discontinued. The registered agent shall mail one copy of the statement of resignation to the limited liability company’s registered office, if not discontinued, and one copy to the limited liability company at its principal office. The appointment of the registered agent shall terminate and the registered office discontinued if so provided, thirty-one days after the date on which the statement was filed. Member’s Right to Information Section 428-408 provides that a domestic limited liability company shall provide members and their agents and attorneys access to any of its records at reasonable locations specified in the operating agreement. The company shall provide former members and their agents and attorneys access for proper purposes to records pertaining to the period during which they were members. The right of access includes the opportunity to inspect and copy records during ordinary business hours. The company may impose a reasonable charge, limited to the costs of labor and material, for copies of records furnished. A domestic limited liability company shall furnish to a member, and to the legal representative of a deceased member or member under legal disability: (1) without demand, information concerning the company’s business or affairs reasonably required for the proper exercise of the member’s rights and performance of the member’s duties under the operating agreement or Chapter 428; and (2) on demand, other information concerning the company’s business or affairs, except to the extent the demand or the information demanded is unreasonable or otherwise improper under the circumstances. A member has the right, upon a signed record given to the domestic limited liability company, to obtain at the company’s expense a copy of any operating agreement in record form. SEE REVERSE SIDE FOR MORE INFORMATION.

FORM LLC-INFO 12/2006 Annual Report Section 428-210 provides that an annual report shall be filed within the time periods prescribed in subsections (c) and (d) that read as follows: (c)Notwithstanding any other provision of this chapter to the contrary, annual reports reflecting the period from January 1, 2002, through December 31, 2002, that would otherwise be required, may be voluntarily filed with the department director if the annual report complies with the requirements of this section. (d)Effective January 1, 2003, for a domestic or foreign limited liability companies whose date of organization or registration in this State falls between: (1)January 1 and March 31, an annual report shall be filed on or before March 31 of each year and shall reflect the state of the company’s affairs as of January 1 of the year when filed; (2)April 1 and June 30, an annual report shall be filed on or before June 30 of each year and shall reflect the state of the company’s affairs as of April 1 of the year when filed; (3)July 1 and September 30, an annual report shall be filed on or before September 30 of each year and shall reflect the state of the company’s affairs as of July 1 of the year when filed; and (4)October 1 and December 31, an annual report shall be filed on or before December 31 of each year and shall reflect the state of the company’s affairs as of October 1 of the year when filed; provided that if a domestic or foreign limited liability company is organized or registered in the same year in which the annual report is due, the domestic or foreign limited liability company shall not be required to file an annual report for that year. Thereafter, the domestic or foreign limited liability company shall comply with the requirements of this section. A $15.00 fee must be paid upon filing of the report. The annual report forms will be mailed to every company each year, and in order to assure receipt of the same, this department shall be notified in writing of any change of address. The notification must be signed by a manager of a manager-managed company or by a member of a member-managed company. Section 428-1302 provides that failure to file the annual report within the prescribed time shall be subject to a penalty not exceeding $100.00 for each thirty-day period that the delinquency continues. Section 428-809 provides that the director may terminate a domestic limited liability company administratively if the company has not, pursuant to Section 428-210, filed its annual report for a period of two years. For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the #sign: Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free). Fax: (808)586-2733Email Address: breg@dcca.hawaii.gov